Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of SiRF Technology Holdings, Inc., on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Michael L. Canning, President and Chief Executive Officer, and I, Walter D. Amaral, Senior Vice President and Chief Financial Officer, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of SiRF Technology Holdings, Inc.

Date: November 12, 2004	/s/ Michael L. Canning
Michael L. Canning
President and Chief Executive Officer

Date: November 12, 2004	/s/ Walter D. Amaral
Walter D. Amaral
Senior Vice President and Chief Financial Officer